Exhibit 5.1

J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands T +31 20 760 16 00 info@vancampenliem.com www.vancampenliem.com

To:

Frank’s International N.V.

Prins Bernhardplein 200

1097 JB, Amsterdam

The Netherlands

August 13, 2013

Re:	Frank’s International N.V. – SEC registration of common shares (exhibit 5.1)

Dear Sirs,

You have requested us to render an opinion on matters of Dutch law in connection with the registration statement (the “Registration Statement”) relating to (i) 20,000,000 shares of common stock issuable under the Frank’s International N.V. 2013 Long-Term Inventive Plan, adopted on July 26, 2013 (the “LTIP”) and (ii) 3,000,000 shares of common stock issuable under the Frank’s International N.V. Employee Stock Purchase Plan, adopted on July 26, 2013 (the “ESPP”), each share with a nominal value of one eurocent (EUR 0,01) in the capital of Frank’s International N.V. (the “Issuer”), substantially in the form to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-8, in relation to the registration (the “Registration”) of the Shares, as defined below, with the SEC under the Securities Act of 1933.

The shares of common stock issuable by the Issuer under the LTIP and the ESPP are hereinafter referred to as the “Shares” and each a “Share”. The LTIP and the ESPP are hereinafter jointly referred to as the “Plans” and each also a “Plan”.

Van Campen Liem is the joint trade name of Liem & Partners N.V. and Van Campen & Partners N.V. Liem & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54787882. Van Campen & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54033500.

1. Scope of Opinion

This opinion is given only with respect to Dutch law in force at the date of this opinion letter as applied by the Dutch courts. No opinion is expressed or implied as to the laws of any other jurisdiction.

2. Documents Examined

For the purposes of rendering this opinion, we have examined copies of the following documents (the “Documents”):

a.	the Registration Statement;

b.	the LTIP;

c.	the ESPP;

d.	the notarial deed of incorporation of the Issuer, executed on 1 February 2006, before Tjien Hauw Liem, Esq., civil law notary practicing in Amsterdam (the “Incorporation Deed”);

e.	that the notarial deed of amendment of the articles of association of the Issuer, executed on May 10, 2013, before Tjien Hauw Liem, Esq., civil law notary practicing in Amsterdam, which includes the articles of association of the Issuer as in force on July 26, 2013, when the below defined Resolutions were adopted;

f.	the notarial deed of amendment of the articles of association of the Issuer, executed on August 13, 2013 before a substitute of Tjien Hauw Liem, Esq., civil law notary practicing in Amsterdam, which includes the articles of association of the Issuer as currently in force (the “Articles”);

g.	the excerpt dated August 13, 2013 in relation to the registration of the Issuer at the trade register in Amsterdam (the “Trade Register”) under file number 34241787 (the “Excerpt”);

h.	the resolution in writing by the board of managing directors of the Issuer, dated July 26, 2013 (the “MB Resolution”);

i.	the resolution in writing by the general meeting of the Issuer, dated July 26, 2013 (the “GM Resolution”, and jointly with the MB Resolution, the “Resolutions”); and

j.	the shareholders register of the Issuer (the “Shareholders Register”).

3. Assumptions

For the purpose of rendering this opinion we have assumed:

a.	Each copy conforms to the original and each original is genuine and complete;

b.	Each signature is the genuine signature of the individual concerned;

c.	That the Plans were validly authorized and adopted, and that, in respect of the Shares, the option holders in respect of the Shares and the options granted to those option holders, (i) the relevant options were or will be validly granted, held and exercised in accordance with the relevant Plan, the Articles and instruments entered into in compliance with the relevant Plan and the Articles; (ii) following any exercise of option rights, the relevant Shares were or will be validly issued by the Issuer to, and accepted by, the option holders, in each case in accordance with the relevant Plan, the Articles and instruments entered into in compliance with the relevant Plan and the Articles; and (iii) for each Share issued, a consideration has or will have been paid to and received by the Issuer with a value at least equal to the nominal amount thereof;

d.	That each confirmation referred to in this opinion is true and that each of the Resolutions has not been and will not be revoked;

e.	The Registration Statement has been or will have been filed with the SEC;

f.	That the authorized share capital (maatschappelijk kapitaal) of the Issuer allows, and will allow, for the issue of the Shares;

g.	That the issue of the Shares will not require the Issuer to publish a prospectus or equivalent document under the provisions of the Dutch Financial Supervision Act (Wet op het financieel toezicht); and

h.	That any foreign law which may apply with respect to the any of the Documents or the transactions contemplated thereby does not affect this opinion.

4. Opinion

Based upon the foregoing (including the assumptions set forth above) and subject to the qualifications listed herein and subject to any facts, circumstances, events or documents not disclosed to us in the course of our examination referred to above, we are, at the date hereof, of the opinion that:

The Shares have been duly authorized and, when the Shares are issued by the Issuer in accordance with the terms of the relevant Plan and the instruments executed pursuant to the relevant Plan, which govern the awards to which Shares relate, will be validly issued, fully paid and non-assessable.

5. Qualification

In this opinion, the term “non-assessable” – which term has no equivalent in Dutch – means, in relation to an Share, that (i) the Issuer has no right to require the holder of the Share to pay the Issuer any amount (in addition to the amount required for the Shares to be fully paid) and (ii) the holder of the Share will have no payment obligations to the creditors of the Issuer, in each case solely as a result of his shareholder ownership.

6. Miscellaneous

This opinion expresses and describes Dutch legal concepts in English and not in their original Dutch terms; these concepts may not be identical to the concepts described by the English translations; this opinion may therefore be relied upon only on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of the Netherlands.

This opinion is an exhibit to the Registration Statement and may be relied upon only for the purpose of the Registration.

This opinion is solely rendered by Liem & Partners N.V., with the exclusion of any of its officers, employees, legal professionals and affiliates, is the sole entity responsible for this opinion. Any liability of Liem & Partners N.V. pursuant to this opinion shall be limited to the amount covered by its liability insurance.

In issuing this opinion we do not assume any obligations to notify or to inform you of any developments subsequent to its date might render its contents untrue or inaccurate in whole or in part of such time.

We hereby consent (the “Consent”) the Issuer to file this opinion with the SEC as Exhibit 5.1 to the Registration Statement.

However, the Consent is not an admittance that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated thereunder.

This opinion is strictly limited to the matters stated herein and may not read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any document examined in connection with this opinion except as expressly confirmed herein.

Yours sincerely,

/s/ Van Campen Liem / Liem & Partners N.V.

Van Campen Liem / Liem & Partners N.V.